Exhibit 99.1

PerkinElmer Announces Financial Results for the Second Quarter of 2019

  Revenue of $722.5 million; 3% Reported growth; Organic growth of 5%
  GAAP EPS from continuing operations of $0.62; Adjusted EPS of $1.00
  GAAP operating income margin from continuing operations of 12.7%; Adjusted operating income margin from continuing operations of 20.2%. Strong operating margin improvement year-to-date.
  Updating GAAP EPS guidance range to $2.61 to $2.66; Reiterating adjusted EPS guidance range of $4.02 to $4.07

WALTHAM, Mass.--(BUSINESS WIRE)--July 29, 2019--PerkinElmer, Inc. (NYSE: PKI), a global leader committed to innovating for a healthier world, today reported financial results for the second quarter ended June 30, 2019.

The Company reported GAAP earnings per share from continuing operations of $0.62, as compared to GAAP earnings per share from continuing operations of $0.58 in the second quarter of 2018. GAAP revenue for the quarter was $722.5 million, as compared to $703.4 million in the second quarter of 2018. GAAP operating income from continuing operations for the quarter was $91.7 million, as compared to $88.1 million in the second quarter of 2018. GAAP operating profit margin was 12.7% as a percentage of revenue, as compared to 12.5% in the second quarter of 2018.

Adjusted earnings per share from continuing operations for the quarter was $1.00, as compared to $0.91 in the second quarter of 2018. Adjusted revenue for the quarter was $722.7 million, as compared to $703.6 million in the second quarter of 2018. Adjusted operating income from continuing operations for the quarter was $146.0 million, as compared to $138.3 million for the same period a year ago. Adjusted operating profit margin was 20.2% as a percentage of adjusted revenues, as compared to 19.7% in the second quarter of 2018.

Adjustments for the Company’s non-GAAP financial measures have been noted in the attached reconciliations.

“I am very pleased with our second quarter performance as we continued to make significant progress against our key long-term priorities while also generating mid-single digit organic revenue growth and double-digit adjusted EPS growth,” said Robert Friel, chairman and chief executive officer of PerkinElmer. “The actions we are taking not only position us for a strong finish to 2019 but further evolve the company to deliver higher growth, greater resiliency and increased profitability.”

Financial Overview by Reporting Segment for the Second Quarter of 2019

Discovery & Analytical Solutions

  Revenue was $434.0 million, as compared to $430.6 million for the second quarter of 2018. Reported revenue increased 1% and organic revenue increased 2%.
  Operating income from continuing operations was $57.7 million, as compared to $64.7 million for the comparable prior period.
  Adjusted operating income was $81.5 million, as compared to $76.4 million in the second quarter of 2018.

Diagnostics

  Revenue was $288.6 million, as compared to $272.7 million for the second quarter of 2018. Reported revenue increased 6% and organic revenue increased 9%.
  Operating income from continuing operations was $49.3 million, as compared to $38.8 million for the comparable prior period.
  Adjusted operating income was $79.7 million, as compared to $77.2 million in the second quarter of 2018.

Full Year 2019 Guidance

For the full year 2019, the Company now forecasts GAAP earnings per share from continuing operations in a range of $2.61 to $2.66 and, on a non-GAAP basis, which is expected to include the adjustments noted in the attached reconciliations, adjusted earnings per share of $4.02 to $4.07.

Conference Call Information

The Company will discuss its second quarter 2019 results and its outlook for business trends in a conference call on July 29, 2019 at 5:00 p.m. Eastern Time. To access the call, please dial (720) 405-2250 prior to the scheduled conference call time and provide the access code 2774907.

A live audio webcast of the call will be available on the Investors section of the Company’s website, www.perkinelmer.com. Please go to the site at least 15 minutes prior to the call in order to register, download, and install any necessary software. An archived version of the webcast will be posted on the Company’s website for a two-week period beginning approximately two hours after the call.

Use of Non-GAAP Financial Measures

In addition to financial measures prepared in accordance with generally accepted accounting principles (GAAP), this earnings announcement also contains non-GAAP financial measures. The reasons that we use these measures, a reconciliation of these measures to the most directly comparable GAAP measures, and other information relating to these measures are included below following our GAAP financial statements.

Factors Affecting Future Performance

This press release contains "forward-looking" statements within the meaning of the Private Securities Litigation Reform Act of 1995, including, but not limited to, statements relating to estimates and projections of future earnings per share, cash flow and revenue growth and other financial results, developments relating to our customers and end-markets, and plans concerning business development opportunities, acquisitions and divestitures. Words such as "believes," "intends," "anticipates," "plans," "expects," "projects," "forecasts," "will" and similar expressions, and references to guidance, are intended to identify forward-looking statements. Such statements are based on management's current assumptions and expectations and no assurances can be given that our assumptions or expectations will prove to be correct. A number of important risk factors could cause actual results to differ materially from the results described, implied or projected in any forward-looking statements. These factors include, without limitation: (1) markets into which we sell our products declining or not growing as anticipated; (2) fluctuations in the global economic and political environments; (3) our failure to introduce new products in a timely manner; (4) our ability to execute acquisitions and license technologies, or to successfully integrate acquired businesses and licensed technologies into our existing business or to make them profitable, or successfully divest businesses; (5) our failure to adequately protect our intellectual property; (6) the loss of any of our licenses or licensed rights; (7) our ability to compete effectively; (8) fluctuation in our quarterly operating results and our ability to adjust our operations to address unexpected changes; (9) significant disruption in third-party package delivery and import/export services or significant increases in prices for those services; (10) disruptions in the supply of raw materials and supplies; (11) the manufacture and sale of products exposing us to product liability claims; (12) our failure to maintain compliance with applicable government regulations; (13) regulatory changes; (14) our failure to comply with healthcare industry regulations; (15) economic, political and other risks associated with foreign operations; (16) our ability to retain key personnel; (17) significant disruption in our information technology systems, or cybercrime; (18) our ability to obtain future financing; (19) restrictions in our credit agreements; (20) the United Kingdom’s intention to withdraw from the European Union; (21) our ability to realize the full value of our intangible assets; (22) significant fluctuations in our stock price; (23) reduction or elimination of dividends on our common stock; and (24) other factors which we describe under the caption "Risk Factors" in our most recent quarterly report on Form 10-Q and in our other filings with the Securities and Exchange Commission. We disclaim any intention or obligation to update any forward-looking statements as a result of developments occurring after the date of this press release.

About PerkinElmer

PerkinElmer, Inc. is a global leader focused on innovating for a healthier world. The Company reported revenue of approximately $2.8 billion in 2018, has about 13,000 employees serving customers in more than 180 countries, and is a component of the S&P 500 Index. Additional information is available through 1-877-PKI-NYSE, or at www.perkinelmer.com.

PerkinElmer, Inc. and Subsidiaries
CONDENSED CONSOLIDATED INCOME STATEMENTS

	Three Months Ended		Six Months Ended
(In thousands, except per share data)	June 30, 2019	July 1, 2018	June 30, 2019	July 1, 2018

Revenue	$722,517	$703,362	$1,371,254	$1,347,334

Cost of revenue	374,724	363,222	715,655	714,972
Selling, general and administrative expenses	201,553	204,880	400,410	404,605
Research and development expenses	48,344	47,196	96,324	93,180
Restructuring and contract termination charges, net	6,161	-	13,800	6,578

Operating income from continuing operations	91,735	88,064	145,065	127,999

Interest income	(350)	(173)	(633)	(438)
Interest expense	17,207	16,411	33,057	34,061
Loss on disposition of businesses and assets, net	336	-	2,469	-
Other expense (income), net	2,715	118	1,580	(5,837)

Income from continuing operations, before income taxes	71,827	71,708	108,592	100,213

Provision for income taxes	2,686	7,035	3,998	9,505

Income from continuing operations	69,141	64,673	104,594	90,708

Loss on disposition of discontinued operations, before income taxes	-	(551)	-	(551)
Provision for income taxes on discontinued operations and dispositions	54	59	95	70

Loss from discontinued operations and dispositions	(54)	(610)	(95)	(621)

Net income	$69,087	$64,063	$104,499	$90,087

Diluted earnings per share:
Income from continuing operations	$0.62	$0.58	$0.94	$0.81

Loss from discontinued operations and dispositions	(0.00)	(0.01)	(0.00)	(0.01)

Net income	$0.62	$0.57	$0.94	$0.81

Weighted average diluted shares of common stock outstanding	111,528	111,452	111,411	111,391

ABOVE PREPARED IN ACCORDANCE WITH GAAP

Additional Supplemental Information (1):
(per share, continuing operations)

GAAP EPS from continuing operations	0.62	0.58	0.94	0.81
Amortization of intangible assets	0.37	0.29	0.72	0.59
Purchase accounting adjustments	0.05	0.14	0.08	0.23
Significant litigation matter	0.00	(0.00)	0.01	0.04
Acquisition and divestiture-related costs	0.03	0.02	0.05	0.03
Disposition of businesses and assets, net	0.00	-	0.02	-
Restructuring and contract termination charges, net	0.06	-	0.12	0.06
Tax on above items	(0.13)	(0.12)	(0.25)	(0.24)
Impact of tax act	-	-	-	0.01
Adjusted EPS	1.00	0.91	1.69	1.54

(1) amounts may not sum due to rounding

PerkinElmer, Inc. and Subsidiaries
REVENUE AND OPERATING INCOME (LOSS)

		Three Months Ended		Six Months Ended
(In thousands, except percentages)		June 30, 2019	July 1, 2018	June 30, 2019	July 1, 2018

DAS	Reported revenue	$433,967	$430,628	$822,800	$827,153

	Reported operating income from continued operations	57,689	64,665	94,616	100,862
	OP%	13.3%	15.0%	11.5%	12.2%
	Amortization of intangible assets	13,113	11,472	23,382	23,183
	Purchase accounting adjustments	5,014	15	5,051	30
	Acquisition and divestiture-related costs	416	33	959	71
	Significant litigation matter	439	232	815	4,417
	Restructuring and contract termination charges, net	4,820	-	11,000	5,676
	Adjusted operating income	81,491	76,417	135,823	134,239
	Adjusted OP%	18.8%	17.7%	16.5%	16.2%

Diagnostics	Reported revenue	288,550	272,734	548,454	520,181
	Purchase accounting adjustments	192	188	384	375
	Adjusted revenue	288,742	272,922	548,838	520,556

	Reported operating income from continued operations	49,255	38,780	80,741	57,174
	OP%	17.1%	14.2%	14.7%	11.0%
	Amortization of intangible assets	28,089	21,045	56,547	42,234
	Purchase accounting adjustments	516	16,103	4,087	25,631
	Acquisition and divestiture-related costs	478	1,616	1,485	4,151
	Significant litigation matter	-	(322)	-	(172)
	Restructuring and contract termination charges, net	1,341	-	2,800	902
	Adjusted operating income	79,679	77,222	145,660	129,920
	Adjusted OP%	27.6%	28.3%	26.5%	25.0%

Corporate	Reported operating loss	(15,209)	(15,381)	(30,292)	(30,037)

Continuing Operations	Reported revenue	$722,517	$703,362	$1,371,254	$1,347,334
	Purchase accounting adjustments	192	188	384	375
	Adjusted revenue	722,709	703,550	1,371,638	1,347,709

	Reported operating income from continued operations	91,735	88,064	145,065	127,999
	OP%	12.7%	12.5%	10.6%	9.5%
	Amortization of intangible assets	41,202	32,517	79,929	65,417
	Purchase accounting adjustments	5,530	16,118	9,138	25,661
	Acquisition and divestiture-related costs	894	1,649	2,444	4,222
	Significant litigation matter	439	(90)	815	4,245
	Restructuring and contract termination charges, net	6,161	-	13,800	6,578
	Adjusted operating income	$145,961	$138,258	$251,191	$234,122
	Adjusted OP%	20.2%	19.7%	18.3%	17.4%

REPORTED REVENUE AND REPORTED OPERATING INCOME (LOSS) PREPARED IN ACCORDANCE WITH GAAP

PerkinElmer, Inc. and Subsidiaries
CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands)	June 30, 2019	December 30, 2018

Current assets:
Cash and cash equivalents	$150,016	$163,111
Accounts receivable, net	654,454	632,669
Inventories, net	414,330	338,347
Other current assets	118,961	100,507
Total current assets	1,337,761	1,234,634

Property, plant and equipment:
At cost	670,821	680,183
Accumulated depreciation	(368,101)	(361,593)
Property, plant and equipment, net	302,720	318,590

Operating lease right-of-use assets	187,934	-
Intangible assets, net	1,282,440	1,199,667
Goodwill	3,042,049	2,952,608
Other assets, net	246,168	270,023
Total assets	$6,399,072	$5,975,522

Current liabilities:
Current portion of long-term debt	$38,043	$14,856
Accounts payable	188,051	220,949
Short-term accrued restructuring and contract termination charges	10,987	4,834
Accrued expenses and other current liabilities	497,426	528,827
Current liabilities of discontinued operations	2,130	2,165
Total current liabilities	736,637	771,631

Long-term debt	2,074,628	1,876,624
Long-term liabilities	716,929	742,312
Operating lease liabilities	164,011	-
Total liabilities	3,692,205	3,390,567

Total stockholders' equity	2,706,867	2,584,955
Total liabilities and stockholders' equity	$6,399,072	$5,975,522

PREPARED IN ACCORDANCE WITH GAAP

PerkinElmer, Inc. and Subsidiaries
CONSOLIDATED STATEMENTS OF CASH FLOWS

	Three Months Ended		Six Months Ended
	June 30, 2019	July 1, 2018	June 30, 2019	July 1, 2018
	(In thousands)		(In thousands)

Operating activities:
Net income	$69,087	$64,063	$104,499	$90,087
Loss from discontinued operations and dispositions, net of income taxes	54	610	95	621
Income from continuing operations	69,141	64,673	104,594	90,708
Adjustments to reconcile income from continuing operations
to net cash provided by continuing operations:
Stock-based compensation	6,703	6,816	12,801	12,148
Restructuring and contract termination charges, net	6,161	-	13,800	6,578
Depreciation and amortization	53,324	43,772	103,793	88,225
Change in fair value of contingent consideration	59	6,948	3,161	7,065
Amortization of deferred debt financing costs and accretion of discounts	929	904	1,790	1,519
Loss on disposition of businesses and assets, net	336	-	2,469	-
Amortization of acquired inventory revaluation	5,282	8,952	5,565	18,160
Changes in assets and liabilities which provided (used) cash, excluding effects from companies acquired:
Accounts receivable, net	(17,468)	(8,488)	(9,604)	(18,768)
Inventories	(12,009)	(17,965)	(50,450)	(42,993)
Accounts payable	(38,500)	(14,358)	(39,951)	(24,384)
Accrued expenses and other	(27,100)	(18,268)	(106,425)	(79,831)
Net cash provided by operating activities of continuing operations	46,858	72,986	41,543	58,427
Net cash used in operating activities of discontinued operations	-	-	-	-
Net cash provided by operating activities	46,858	72,986	41,543	58,427

Investing activities:
Capital expenditures	(16,586)	(16,956)	(36,461)	(39,608)
Purchases of investments	(348)	-	(868)	-
Purchases of licenses	-	-	(5,000)	-
Proceeds from surrender of life insurance policies	-	-	-	72
Proceeds from disposition of businesses and assets	-	173	550	173
Payment of acquisitions, net of cash and cash equivalents acquired	(240,354)	(39,470)	(244,738)	(40,557)
Net cash used in investing activities of continuing operations	(257,288)	(56,253)	(286,517)	(79,920)
Net cash provided by investing activities of discontinued operations	-	-	-	-
Net cash used in investing activities	(257,288)	(56,253)	(286,517)	(79,920)

Financing Activities:
Payments on borrowings	(426,000)	(520,000)	(578,000)	(667,000)
Proceeds from borrowings	670,550	138,000	849,550	342,000
Proceeds from sale of senior debt	-	369,340	-	369,340
Payments of debt issuance costs	(93)	(2,634)	(181)	(2,634)
Settlement of cash flow hedges	16	3,458	(1,659)	(32,711)
Net payments on other credit facilities	(6,330)	(7,147)	(9,806)	(10,154)
Payments for acquisition-related contingent consideration	(11,600)	-	(23,700)	-
Proceeds from issuance of common stock under stock plans	7,944	881	16,554	8,348
Purchases of common stock	(764)	(95)	(6,057)	(4,649)
Dividends paid	(7,764)	(7,744)	(15,507)	(15,471)
Net cash provided by (used in) financing activities of continuing operations	225,959	(25,941)	231,194	(12,931)
Net cash used in financing activities of discontinued operations	-	-	-	-
Net cash provided by (used in) financing activities	225,959	(25,941)	231,194	(12,931)

Effect of exchange rate changes on cash, cash equivalents, and restricted cash	235	(8,201)	685	(4,351)

Net increase (decrease) in cash, cash equivalents, and restricted cash	15,764	(17,409)	(13,095)	(38,775)
Cash, cash equivalents, and restricted cash at beginning of period	137,456	181,005	166,315	202,371
Cash, cash equivalents, and restricted cash at end of period	$153,220	$163,596	$153,220	$163,596

Supplemental disclosure of cash flow information:
Reconciliation of cash, cash equivalents and restricted cash reported within the consolidated balance sheets that sum to the total shown in the consolidated statements of cash flows:
Cash and cash equivalents	150,016	$163,392	150,016	$163,392
Restricted cash included in other current assets	3,204	204	3,204	204
Total cash, cash equivalents and restricted cash	$153,220	$163,596	$153,220	$163,596

PREPARED IN ACCORDANCE WITH GAAP

PerkinElmer, Inc. and Subsidiaries
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES (1)

(In millions, except per share data and percentages)	PKI
	Three Months Ended
	June 30, 2019		July 1, 2018

Adjusted revenue:
Revenue	$722.5		$703.4
Purchase accounting adjustments	0.2		0.2
Adjusted revenue	$722.7		$703.6

Adjusted gross margin:
Gross margin	$347.8	48.1%	$340.1	48.4%
Amortization of intangible assets	15.6	2.2%	11.6	1.6%
Purchase accounting adjustments	5.5	0.8%	9.2	1.3%
Adjusted gross margin	$368.9	51.0%	$360.9	51.3%

Adjusted SG&A:
SG&A	$201.6	27.9%	$204.9	29.1%
Amortization of intangible assets	(25.6)	-3.5%	(20.9)	-3.0%
Purchase accounting adjustments	(0.1)	0.0%	(7.0)	-1.0%
Acquisition and divestiture-related expenses	(0.9)	-0.1%	(1.6)	-0.2%
Significant litigation matter	(0.4)	-0.1%	0.1	0.0%
Adjusted SG&A	$174.6	24.2%	$175.5	24.9%

Adjusted R&D:
R&D	$48.3	6.7%	$47.2	6.7%
Amortization of intangible assets	-	0.0%	(0.1)	0.0%
Adjusted R&D	$48.3	6.7%	$47.1	6.7%

Adjusted operating income:
Operating income	$91.7	12.7%	$88.1	12.5%
Amortization of intangible assets	41.2	5.7%	32.5	4.6%
Purchase accounting adjustments	5.5	0.8%	16.1	2.3%
Acquisition and divestiture-related expenses	0.9	0.1%	1.6	0.2%
Significant litigation matter	0.4	0.1%	(0.1)	0.0%
Restructuring and contract termination charges, net	6.2	0.9%	-	0.0%
Adjusted operating income	$146.0	20.2%	$138.3	19.7%

	PKI
	Three Months Ended
	June 30, 2019		July 1, 2018

Adjusted EPS:
GAAP EPS	$0.62		$0.57
Discontinued operations, net of income taxes	(0.00)		(0.01)
GAAP EPS from continuing operations	0.62		0.58
Amortization of intangible assets	0.37		0.29
Purchase accounting adjustments	0.05		0.14
Significant litigation matter	0.00		(0.00)
Acquisition and divestiture-related expenses	0.03		0.02
Gain on disposition of businesses and assets, net	0.00		-
Restructuring and contract termination charges, net	0.06		-
Tax on above items	(0.13)		(0.12)
Adjusted EPS	$1.00		$0.91

	DAS
	Three Months Ended
	June 30, 2019		July 1, 2018

Revenue	$434.0		$430.6

Adjusted operating income:
Operating income	$57.7	13.3%	$64.7	15.0%
Amortization of intangible assets	13.1	3.0%	11.5	2.7%
Purchase accounting adjustments	5.0	1.2%	0.0	0.0%
Acquisition and divestiture-related expenses	0.4	0.1%	0.0	0.0%
Significant litigation matter	0.4	0.1%	0.2	0.1%
Restructuring and contract termination charges, net	4.8	1.1%	-	0.0%
Adjusted operating income	$81.5	18.8%	$76.4	17.7%

	Diagnostics
	Three Months Ended
	June 30, 2019		July 1, 2018

Adjusted revenue:
Revenue	$288.6		$272.7
Purchase accounting adjustments	0.2		0.2
Adjusted revenue	$288.7		$272.9

Adjusted operating income:
Operating income	$49.3	17.1%	$38.8	14.2%
Amortization of intangible assets	28.1	9.7%	21.0	7.7%
Purchase accounting adjustments	0.5	0.2%	16.1	5.9%
Acquisition and divestiture-related expenses	0.5	0.2%	1.6	0.6%
Significant litigation matter	-	0.0%	(0.3)	-0.1%
Restructuring and contract termination charges, net	1.3	0.5%	-	0.0%
Adjusted operating income	$79.7	27.6%	$77.2	28.3%

(1) amounts may not sum due to rounding

PerkinElmer, Inc. and Subsidiaries
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES (1)

(In millions, except per share data and percentages)	PKI
	Six Months Ended
	June 30, 2019		July 1, 2018

Adjusted revenue:
Revenue	$1,371.3		$1,347.3
Purchase accounting adjustments	0.4		0.4
Adjusted revenue	$1,371.6		$1,347.7

Adjusted gross margin:
Gross margin	$655.6	47.8%	$632.4	46.9%
Amortization of intangible assets	30.4	2.2%	23.3	1.7%
Purchase accounting adjustments	6.0	0.4%	18.6	1.4%
Adjusted gross margin	$692.0	50.5%	$674.2	50.0%

Adjusted SG&A:
SG&A	$400.4	29.2%	$404.6	30.0%
Amortization of intangible assets	(49.5)	-3.6%	(42.0)	-3.1%
Purchase accounting adjustments	(3.2)	-0.2%	(7.1)	-0.5%
Acquisition and divestiture-related expenses	(2.4)	-0.2%	(4.2)	-0.3%
Significant litigation matter	(0.8)	-0.1%	(4.2)	-0.3%
Adjusted SG&A	$344.5	25.1%	$347.0	25.8%

Adjusted R&D:
R&D	$96.3	7.0%	$93.2	6.9%
Amortization of intangible assets	-	0.0%	(0.2)	0.0%
Adjusted R&D	$96.3	7.0%	$93.0	6.9%

Adjusted operating income:
Operating income	$145.1	10.6%	$128.0	9.5%
Amortization of intangible assets	79.9	5.8%	65.4	4.9%
Purchase accounting adjustments	9.1	0.7%	25.7	1.9%
Acquisition and divestiture-related expenses	2.4	0.2%	4.2	0.3%
Significant litigation matter	0.8	0.1%	4.2	0.3%
Restructuring and contract termination charges, net	13.8	1.0%	6.6	0.5%
Adjusted operating income	$251.2	18.3%	$234.1	17.4%

	PKI
	Six Months Ended
	June 30, 2019		July 1, 2018

Adjusted EPS:
GAAP EPS	$0.94		$0.81
Discontinued operations	(0.00)		(0.01)
GAAP EPS from continuing operations	0.94		0.81
Amortization of intangible assets	0.72		0.59
Purchase accounting adjustments	0.08		0.23
Significant litigation matter	0.01		0.04
Acquisition and divestiture-related expenses	0.05		0.03
Gain on disposition of businesses and assets, net	0.02		-
Restructuring and contract termination charges, net	0.12		0.06
Tax on above items	(0.25)		(0.24)
Impact of tax act	-		0.01
Adjusted EPS	$1.69		$1.54

	PKI
			Twelve Months Ended
			December 29, 2019
Adjusted EPS:			Projected
GAAP EPS from continuing operations			$2.61 - $2.66
Amortization of intangible assets			1.47
Purchase accounting adjustments			0.23
Significant litigation matter			0.01
Acquisition and divestiture-related expenses			0.05
Disposition of businesses and assets, net			0.02
Restructuring and contract termination charges, net			0.12
Tax on above items			(0.49)
Adjusted EPS			$4.02 - $4.07

	DAS
	Six Months Ended
	June 30, 2019		July 1, 2018

Revenue	$822.8		$827.2

Adjusted operating income:
Operating income	$94.6	11.5%	$100.9	12.2%
Amortization of intangible assets	23.4	2.8%	23.2	2.8%
Purchase accounting adjustments	5.1	0.6%	0.0	0.0%
Acquisition and divestiture-related expenses	1.0	0.1%	0.1	0.0%
Significant litigation matter	0.8	0.1%	4.4	0.5%
Restructuring and contract termination charges, net	11.0	1.3%	5.7	0.7%
Adjusted operating income	$135.8	16.5%	$134.2	16.2%

	Diagnostics
	Six Months Ended
	June 30, 2019		July 1, 2018

Adjusted revenue:
Revenue	$548.5		$520.2
Purchase accounting adjustments	0.4		0.4
Adjusted revenue	$548.8		$520.6

Adjusted operating income:
Operating income	$80.7	14.7%	$57.2	11.0%
Amortization of intangible assets	56.5	10.3%	42.2	8.1%
Purchase accounting adjustments	4.1	0.7%	25.6	4.9%
Acquisition and divestiture-related expenses	1.5	0.3%	4.2	0.8%
Significant litigation matter	-	0.0%	(0.2)	0.0%
Restructuring and contract termination charges, net	2.8	0.5%	0.9	0.2%
Adjusted operating income	$145.7	26.5%	$129.9	25.0%

(1) amounts may not sum due to rounding

PerkinElmer, Inc. and Subsidiaries
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES (1)

PKI
Three Months Ended
June 30, 2019
Organic revenue growth:
Reported revenue growth	3%
Less: effect of foreign exchange rates	-3%
Less: effect of acquisitions including purchase accounting adjustments and impact of divested businesses	1%
Organic revenue growth	5%

DAS
Three Months Ended
June 30, 2019
Organic revenue growth:
Reported revenue growth	1%
Less: effect of foreign exchange rates	-3%
Less: effect of acquisitions including purchase accounting adjustments and impact of divested businesses	1%
Organic revenue growth	2%

Diagnostics
Three Months Ended
June 30, 2019
Organic revenue growth:
Reported revenue growth	6%
Less: effect of foreign exchange rates	-3%
Less: effect of acquisitions including purchase accounting adjustments and impact of divested businesses	0%
Organic revenue growth	9%

(1) amounts may not sum due to rounding

Explanation of Non-GAAP Financial Measures

We report our financial results in accordance with GAAP. However, management believes that, in order to more fully understand our short-term and long-term financial and operational trends, investors may wish to consider the impact of certain non-cash, non-recurring or other items, which result from facts and circumstances that vary in frequency and impact on continuing operations. Accordingly, we present non-GAAP financial measures as a supplement to the financial measures we present in accordance with GAAP. These non-GAAP financial measures provide management with additional means to understand and evaluate the operating results and trends in our ongoing business by adjusting for certain non-cash expenses and other items that management believes might otherwise make comparisons of our ongoing business with prior periods more difficult, obscure trends in ongoing operations, or reduce management's ability to make useful forecasts. Management believes these non-GAAP financial measures provide additional means of evaluating period-over-period operating performance. In addition, management understands that some investors and financial analysts find this information helpful in analyzing our financial and operational performance and comparing this performance to our peers and competitors.

We use the term “adjusted revenue” to refer to GAAP revenue, including purchase accounting adjustments for revenue from contracts acquired in acquisitions that will not be fully recognized due to accounting rules. We use the related term “adjusted revenue growth” to refer to the measure of comparing current period adjusted revenue with the corresponding period of the prior year.

We use the term “organic revenue” to refer to GAAP revenue, excluding the effect of foreign currency changes and including acquisitions growth from the comparable prior period, and including purchase accounting adjustments for revenue from contracts acquired in acquisitions that will not be fully recognized due to accounting rules. We also exclude the impact of sales from divested businesses by deducting the effects of divested business revenue from the current and prior periods. We use the related term “organic revenue growth” to refer to the measure of comparing current period organic revenue with the corresponding period of the prior year.

We use the term “adjusted gross margin” to refer to GAAP gross margin, excluding amortization of intangible assets and inventory fair value adjustments related to business acquisitions, and including purchase accounting adjustments for revenue from contracts acquired in acquisitions that will not be fully recognized due to business combination accounting rules. We use the related term “adjusted gross margin percentage” to refer to adjusted gross margin as a percentage of adjusted revenue.

We use the term “adjusted SG&A expense” to refer to GAAP SG&A expense, excluding amortization of intangible assets, purchase accounting adjustments, acquisition and divestiture-related expenses, significant litigation matters and significant environmental charges. We use the related term “adjusted SG&A percentage” to refer to adjusted SG&A expense as a percentage of adjusted revenue.

We use the term “adjusted R&D expense” to refer to GAAP R&D expense, excluding amortization of intangible assets. We use the related term “adjusted R&D percentage” to refer to adjusted R&D expense as a percentage of adjusted revenue.

We use the term “adjusted operating income,” to refer to GAAP operating income, including revenue from contracts acquired in acquisitions that will not be fully recognized due to accounting rules, and excluding amortization of intangible assets, other purchase accounting adjustments, acquisition and divestiture-related expenses, significant litigation matters, significant environmental charges, and restructuring and contract termination charges. We use the related terms “adjusted operating profit percentage,” “adjusted operating profit margin,” or “adjusted operating margin” to refer to adjusted operating income as a percentage of adjusted revenue.

We use the term “adjusted earnings per share,” or “adjusted EPS,” to refer to GAAP earnings per share, including revenue from contracts acquired in acquisitions that will not be fully recognized due to accounting rules, and excluding discontinued operations, amortization of intangible assets, other purchase accounting adjustments, acquisition and divestiture-related expenses, significant litigation matters, significant environmental charges, disposition of businesses and assets, net, and restructuring and contract termination charges. We also exclude adjustments for mark-to-market accounting on post-retirement benefits, therefore only our projected costs have been used to calculate our non-GAAP measure. We also adjust for any tax impact related to the above items, and exclude the impact of significant tax events.

Management includes or excludes the effect of each of the items identified below in the applicable non-GAAP financial measure referenced above for the reasons set forth below with respect to that item:

  Amortization of intangible assets—purchased intangible assets are amortized over their estimated useful lives and generally cannot be changed or influenced by management after the acquisition. Accordingly, this item is not considered by management in making operating decisions. Management does not believe such charges accurately reflect the performance of our ongoing operations for the period in which such charges are incurred.
  Revenue from contracts acquired in acquisitions that will not be fully recognized due to accounting rules—accounting rules require us to account for the fair value of revenue from contracts assumed in connection with our acquisitions. As a result, our GAAP results reflect the fair value of those revenues, which is not the same as the revenue that otherwise would have been recorded by the acquired entity. We include such revenue in our non-GAAP measures because we believe the fair value of such revenue does not accurately reflect the performance of our ongoing operations for the period in which such revenue is recorded.
  Other purchase accounting adjustments—accounting rules require us to adjust various balance sheet accounts, including inventory and deferred rent balances to fair value at the time of the acquisition. As a result, the expenses for these items in our GAAP results are not the same as what would have been recorded by the acquired entity. Accounting rules also require us to estimate the fair value of contingent consideration at the time of the acquisition, and any subsequent changes to the estimate or payment of the contingent consideration and purchase accounting adjustments are charged to expense or income. We exclude the impact of any changes to contingent consideration from our non-GAAP measures because we believe these expenses or benefits do not accurately reflect the performance of our ongoing operations for the period in which such expenses or benefits are recorded.
  Acquisition and divestiture-related expenses—we incur legal, due diligence, stay bonuses, interest expense, foreign exchange gains and losses, significant acquisition integration expenses and other costs related to acquisitions and divestitures. We exclude these expenses from our non-GAAP measures because we believe they do not reflect the performance of our ongoing operations.
  Restructuring and contract termination charges—restructuring and contract termination expenses consist of employee severance and other exit costs as well as the cost of terminating certain lease agreements or contracts. Management does not believe such costs accurately reflect the performance of our ongoing operations for the period in which such costs are reported.
  Adjustments for mark-to-market accounting on post-retirement benefits—we exclude adjustments for mark-to-market accounting on post-retirement benefits, and therefore only our projected costs are used to calculate our non-GAAP measures. We exclude these adjustments because they do not represent what we believe our investors consider to be costs of producing our products, investments in technology and production, and costs to support our internal operating structure.
  Significant litigation matters—we incur expenses related to significant litigation matters. Management does not believe such charges accurately reflect the performance of our ongoing operations for the periods in which such charges were incurred.
  Significant environmental charges—we incur expenses related to significant environmental charges. Management does not believe such charges accurately reflect the performance of our ongoing operations for the periods in which such charges were incurred.
  Disposition of businesses and assets, net—we exclude the impact of gains or losses from the disposition of businesses and assets from our adjusted earnings per share. Management does not believe such gains or losses accurately reflect the performance of our ongoing operations for the period in which such gains or losses are reported.
  Impact of foreign currency changes on the current period—we exclude the impact of foreign currency from these measures by using the prior period’s foreign currency exchange rates for the current period because foreign currency exchange rates are subject to volatility and can obscure underlying trends.
  Impact of significant tax events – we exclude the impact of significant tax events, such as the Tax Cuts and Jobs Act of 2017. Management does not believe the impact of significant tax events accurately reflects the performance of our ongoing operations for the periods in which the impact of such events were recorded.

The tax effect for discontinued operations is calculated based on the authoritative guidance in the Financial Accounting Standards Board’s Accounting Standards Codification 740, Income Taxes. The tax effect for amortization of intangible assets, inventory fair value adjustments related to business acquisitions, changes to the fair values assigned to contingent consideration, other costs related to business acquisitions and divestitures, significant litigation matters, significant environmental charges, adjustments for mark-to-market accounting on post-retirement benefits, disposition of businesses and assets, net, restructuring and contract termination charges, and the revenue from contracts acquired with various acquisitions is calculated based on operational results and applicable jurisdictional law, which contemplates tax rates currently in effect to determine our tax provision. The tax effect for the impact from foreign currency exchange rates on the current period is calculated based on the average rate currently in effect to determine our tax provision.

The non-GAAP financial measures described above are not meant to be considered superior to, or a substitute for, our financial statements prepared in accordance with GAAP. There are material limitations associated with non-GAAP financial measures because they exclude charges that have an effect on our reported results and, therefore, should not be relied upon as the sole financial measures by which to evaluate our financial results. Management compensates and believes that investors should compensate for these limitations by viewing the non-GAAP financial measures in conjunction with the GAAP financial measures. In addition, the non-GAAP financial measures included in this earnings announcement may be different from, and therefore may not be comparable to, similar measures used by other companies.

Each of the non-GAAP financial measures listed above is also used by our management to evaluate our operating performance, communicate our financial results to our Board of Directors, benchmark our results against our historical performance and the performance of our peers, evaluate investment opportunities including acquisitions and discontinued operations, and determine the bonus payments for senior management and employees.

Contacts

Investor Relations:
PerkinElmer, Inc.
Bryan Kipp (781) 663-5583
bryan.kipp@perkinelmer.com

Media Contact:
PerkinElmer, Inc.
Fara Goldberg (781) 663-5699
fara.goldberg@perkinelmer.com